                                                                  Exhibit 10.32

                             EMPLOYMENT AGREEMENT

    THIS AGREEMENT is made effective as of NOVEMBER 9, 1994 by and between WEST SUBURBAN BANK OF LOMBARD (the "Institution"), a corporation organized under the laws of Illinois, with its office at 711 South Meyers Road, Lombard, Illinois and GEORGE E. RANSTEAD ("Executive").

    WHEREAS, the Institution agrees to retain the services of Executive for the period provided in this Agreement; and

    WHEREAS, Executive is willing to serve in the employ of the Institution for said period;

    NOW THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

    1. POSITION AND RESPONSIBILITIES.

    During the period of his employment hereunder, Executive shall serve as Vice-President of the Institution.

    2. TERMS AND RESPONSIBILITIES.

    (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of sixty (60) full calendar months thereafter.

    This Agreement shall be deemed to continue for an additional twelve (12) calendar months from each annual anniversary of the effective date hereof unless written notice is provided to Executive, at least sixty (60) days and not more than one hundred twenty (120) days prior to any such anniversary date, that his employment shall cease at the end of forty-eight (48) months following the next anniversary date. In the event that Executive continues in the full-time employ of the Institution after the end of the initial sixty
(60) month period from the date first above written, such continued employment shall be subject to the terms and conditions of this Agreement, as may be amended from time to time.

    (b) Executive shall have such authority and responsibility as is customarily or appropriately vested in the Vice-President of the Institution and as from time to time may be prescribed by the Board, provided such authority and responsibility is consistent with Executive's present authority and responsibilities and with Executive's position as the Vice-President in charge of the operations of the Institution.

    With the approval of the Board, as evidenced by a resolution of such Board, adopted from time to time, Executive may serve, or continue to serve, on the Boards of Directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgement, will not present any conflict of interest with the Institution or materially affect the performance of Executive's duties pursuant to this Agreement. In addition, Executive may devote such time and attention to community and civic activities of various organizations of which he may be a member and other activities as he may in his discretion determine to be appropriate, consistent with his authority and responsibilities hereunder.

    3. COMPENSATION AND REIMBURSEMENT.

    (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the position and responsibilities described in Sections 1 and 2(b). The Institution shall pay Executive as compensation an annual salary of not less than FIFTY-FIVE THOUSAND DOLLARS ($55,000.00), as increased by the Board or a duly appointed Committee thereof from time to time ("Base Salary"). Such salary shall be payable bi-weekly. ("Base Salary" shall be defined as the sum of the Executive's prior twenty-six (26) bi-weekly salary payments exclusive of bonuses, perquisites and benefits.) Any increase in base salary shall be at the discretion of the board of Directors or a duly appointed committee thereof.

    (b) The institution shall provide executive, at no cost to Executive, with all such other benefits as are provided uniformly to permanent full-time employees of the Institution.

    (c) In addition to the salary provided for by paragraph (a) of this
Section 3, the Institution shall pay for all reasonable preapproved travel and other reasonable preapproved expenses incurred by Executive in performing his obligations under this Agreement.

    4. PAYMENTS TO EXECUTIVE UPON TERMINATION OF EMPLOYMENT.

    Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of
Section 5 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include the termination by the Institution of Executive's full-time employment hereunder for any reason other than pursuant to Section 7.

    5. TERMINATION BENEFITS.

    (a) Upon the occurrence of an Event of Termination of the Institution followed by the Executive's voluntary severance of employment as defined under
Section 4, the Institution shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to three
(3) times the annual base salary paid to Executive for the year immediately preceding Executive's termination. Such payment shall be made in a lump sum within thirty (30) days of the date of severance of Executive's employment.

    (b) Upon the occurrence of an Event of Termination, the Institution will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Institution for Executive and Executive's dependents prior to such Event of Termination. Such coverage shall cease upon the earlier of Executive's employment by another employer or six (6) months from the effective date of the Event of Termination, whichever is sooner.

    6. TERMINATION UPON DISABILITY.

    (a) Executive or the Institution may terminate Executive's employment hereunder upon the occurrence of a Disability. The term "disability" when used herein shall mean an individual is permanently or totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times as the Institution may require. The compensation and benefits to which Executive will be entitled upon termination for disability are as follows in this
Section 6.

    (b) The Institution will pay Executive, as disability pay, the lower of a payment bi-weekly equal to Sixty Percent (60%) of Executive's bi-weekly rate of Base Salary on the effective date of such termination or FIVE THOUSAND DOLLARS ($5,000.00) per month. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Institution, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Institution;
(ii) Executive's full-time employment by another employer; (iii) Executive's sixty-fifth (65th) birthday; or (iv) Executive's death.

    (c) The Institution will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Institution for Executive and his dependents prior to his termination. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Institution, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Institution; (ii) Executive's full-time employment by another employer; (iii) Executive's 65th birthday; or (iv) Executive's death.

    (d) Notwithstanding the foregoing; there will be no reduction in the compensation otherwise payable to Executive during any period in which Executive is incapable of performing his duties hereunder by reason of temporary disability. Temporary disability means any disability that does not meet the definition of disability contained in Section 6(a).

    7. TERMINATION FOR CAUSE.

    (i) The Institution may terminate the Executive's employment for cause. Termination for cause as used herein shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract. For purposes of this Section, no act, or the failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Institution or its subsidiaries. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the Institution's Board of Directors at a meeting of such Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of such Board, Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

    8. NOTICE OF TERMINATION.

    Any purported termination by the Institution or by Executive shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. "Date of Termination" shall mean
(A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for Cause or for any other reason, the date specified in the Notice of Termination (which, in the case of Termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given); provided that if, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notified the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgement, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Institution will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

    9. INDEMNIFICATION.

    To the fullest extent permitted by applicable law, the Institution shall indemnify Executive (and his heirs, executors and administrators) against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a trustee, director or officer of the Institution (whether or not he continues to be a trustee, director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost or reasonable settlements approved by the Board of the Institution. The Institution shall not however, indemnify such director, or officer with respect to matters as to which he shall be finally adjudged in any action, suit or proceeding to have been liable for gross negligence or willful misconduct in the performance of his duties as such director or officer.

    10. POST-TERMINATION OBLIGATIONS.

    (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 10 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

    (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Institution or affiliates thereof as may reasonably be required by the Institution or affiliates in connection with any litigation in which they or any of their subsidiaries are, or may become, parties.

    11. SOURCE OF PAYMENTS.

    It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Institution. No special or separate fund of the Institution shall be established and no other segregation of assets of the Institution shall be made to assure payment.

    12. EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

    This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Institution and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

    13. NO ATTACHMENT.

    (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

    (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Institution and their respective successors and assigns.

    14. MODIFICATION AND WAIVER.

    (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

    (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver for such term or condition for the future or as to any act other than that specifically waived.

    15. EMPLOYMENT TERMINATION.

    The Board may terminate Executive's employment at any time, but any termination by the Institution, other than termination for Cause, shall not prejudice Executive's right to compensation or other benefits under the contract.

    16. SEVERABILITY.

    If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

    17. HEADINGS FOR REFERENCE ONLY.

    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

    18. GOVERNING LAW.

    The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the United States.

    19. PAYMENT OF LEGAL FEES.

    All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Institution if Executive is successful.

    20. SIGNATURES.

    IN WITNESS WHEREOF, the Institution has caused this Agreement to be executed and its seal to be affixed hereunto by its directors thereunto duly authorized, and the Executive has signed this Agreement, all as of the day and year first above written.

("INSTITUTION")

ATTEST:                                The Board of Directors

/s/ D.A. Bell                          By:/s/ Keith W. Acker
-----------------------------             ------------------------------
                                          As Authorized By
ATTEST:                                   Resolution of the Board of
                                          Directors on November 10, 1994

/s/ George E. Ranstead
-----------------------------
George E. Ranstead ("Executive")